EXHIBIT 99.1

CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200 bbass@first-potomac.com	First Potomac Realty Trust 7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814 www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
THIRD QUARTER RESULTS AND
PROVIDES 2006 GUIDANCE
Highlights:
•	Reports FFO of $0.46 per diluted share compared to FFO of $0.29 per share for the same period in 2004 and net income per share of $0.09 compared to $0.05 per share for the same period in 2004.
•	FFO and net income per share include termination fee income of $0.07 per share and non-recurring charges of $0.02 per share.
•	Same-property NOI increases 9.6% (excluding termination fee income) over prior-year quarter.
•	Completes acquisitions of $52.3 million in third quarter with an additional $60.2 million in acquisitions completed in October.
•	Declares dividend of $0.30 per share, an annualized dividend of $1.20 per share.
•	Completes offering of 3.45 million common shares at $24.23 per share, closed on October 26, 2005.
•	Issues fourth quarter FFO guidance of $0.40 to $0.42 per share before debt retirement charges and 2006 FFO guidance of $1.80 to $1.95 per share.
BETHESDA, MD (October 27, 2005) — First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and nine months ended September 30, 2005.
The Company’s net income for the third quarter of 2005 was $1.6 million, or $0.09 per diluted share, compared with net income of $0.7 million, or $0.05 per diluted share, for the third quarter of 2004. The Company’s funds from operations (FFO) for the quarter were $8.3 million, or $0.46 per diluted share, compared with $4.6 million, or $0.29 per diluted share, during the third quarter of 2004. Third quarter 2005 results include $1.2 million, or approximately $0.07 per share, of termination fee income arising from negotiated termination agreements with two tenants. The Company’s FFO for the quarter increased as a result of these termination fees as well as continued improvement in the operating results of its existing portfolio and the positive impact from accretive acquisitions.
Net income for the Company for the first nine months of 2005 was $3.1 million, or $0.20 per diluted share, compared with net income of $0.4 million, or $0.04 per diluted share, for the prior-year period. The Company’s funds from operations for the first nine months of 2005 were $20.9 million, or $1.22 per diluted share, compared with $9.6 million, or $0.79 per diluted share, for the first nine months of 2004.
The Company’s portfolio was 87.7% leased at September 30, 2005, including 421,100 square feet of vacancy attributable to the September 30, 2005, acquisition of a vacant property, 2000 Gateway Boulevard, which is described in more detail below. Excluding 2000 Gateway Boulevard, the Company’s portfolio was 93.4%

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leased. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s Third Quarter 2005 Supplemental Financial Report, which is posted on the Company’s website (www.first-potomac.com).
Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “Our third quarter growth was well-balanced, with strong same-property NOI increases of  9.6% and $52 million of acquisitions completed. While our occupancy was lower as a result of acquiring vacancy and negotiating terminations with existing tenants, these transactions provide us with significant potential upside. Overall, our leasing results remain very strong, as we achieved high tenant retention rates and achieved double-digit rental rate increases on new leases. The momentum has continued into the fourth quarter, during which we have already completed an additional $60 million in acquisitions and re-leased one of the terminated spaces. We continue to find additional acquisition opportunities in our key markets that offer a good mix of asset class and value-add potential and believe we are well positioned for another strong year in 2006.
Termination Fee Income and Non-recurring charges
The Company recognized $1.2 million in termination fee income from two tenants for negotiated terminations effective September 30, 2005. The terminations included 25,000 square feet at Alexandria Corporate Park and 15,592 square feet at Campus at Metro Park North. The Company is currently marketing these terminated spaces for lease.
The Company incurred severance charges of approximately $0.2 million associated with the departure of a former officer during the quarter ended September 30, 2005. The Company also incurred a $0.1 million charge related to the write-off of unamortized debt costs associated with the refinancing transaction described in more detail below.
Recent Acquisitions
Gateway Centre (7203, 7303 & 7403 Gateway Court, Manassas, Virginia) — On July 20, 2005, the Company acquired a three-building, 99,632-square-foot multi-tenanted property in Manassas, Virginia, for $10.3 million. The property was 84% leased to six tenants. The acquisition was financed, in part, by the assumption of a $1.8 million first mortgage loan, fair valued at $2.0 million, maturing in 2016 that bears interest at 7.35%; the balance of the acquisition cost was funded with available cash. The acquisition is expected to generate a first-year cash NOI return of approximately 9.2%.
1434 Crossways Boulevard (1434 Crossways Boulevard, Chesapeake, Virginia) — On August 17, 2005, the Company acquired a two-building 220,501-square-foot multi-tenanted flex/office property in Chesapeake, Virginia, for $28.0 million. The property was 100% leased to EDS Corporation. The acquisition was financed, in part by the assumption of two separate mortgage loans of $8.7 million and $10.0 million, fair valued at $20.7 million in the aggregate, maturing in 2012 and 2013 respectively, with interest rates of 6.25% and 7.05% respectively; the balance of the acquisition cost was funded with available cash. The acquisition is expected to generate a first-year cash NOI return of approximately 8.7%.
2000 Gateway Boulevard (2000 Gateway Boulevard, Hampton, Virginia) — On September 30, 2005, the Company acquired a 421,100-square-foot warehouse/flex property in Hampton, Virginia, for $14.0 million. Built by Gateway, Inc. in 1996, 2000 Gateway Boulevard served as Gateway’s regional headquarters and manufacturing and distribution facility until they vacated it in 2002. The property, which has remained vacant since that time, is situated on 37 acres. The acquisition was financed with borrowings under the Company’s credit facility.

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403/405 Glenn Drive (403/405 Glenn Drive, Sterling, Virginia) — On October 7, 2005, the Company acquired a two-building 197,201-square-foot multi-tenanted flex/industrial property in Sterling, Virginia, for $16.0 million. The property was 82% leased to sixteen tenants. The acquisition was funded with borrowings under the credit facility and the assumption of an $8.5 million mortgage loan, fair valued at $9.3 million, maturing in 2011 that bears interest at 7.6%. The acquisition is expected to generate a first-year cash NOI return of approximately 6.9%.
Diamond Hill Distribution Center (1960 Diamond Hill Road, 1910 & 1920 Campostella Road, & 2115 Portlock Road, Chesapeake, Virginia) — On October 12, 2005, the Company acquired a four-building 712,500-square-foot industrial property in Chesapeake, Virginia, for $29.0 million. The property was 100% leased to four tenants. The acquisition cost was funded with available cash. The acquisition is expected to generate a first-year cash NOI return of approximately 8.9%.
Linden Business Center (7333, 7565, & 7795 Coppermine Drive, Manassas, Virginia) — On October 13, 2005, the Company acquired a three-building 108,004-square-foot multi-tenanted flex/office property in Manassas, Virginia, for $15.2 million. The property was 84% leased to nine tenants. The acquisition was financed, in part, by the assumption of a $7.6 million mortgage loan, fair valued at $7.8 million, maturing in 2013 that bears interest at 6.0%; the balance of the acquisition cost was funded with available cash. The acquisition is expected to generate a first-year cash NOI return of approximately 8.0%.
Financial Structure
At September 30, 2005, the Company’s debt-to-total-market capitalization ratio was 46.2% based on the Company’s closing stock price of $25.70. The interest coverage ratio for the quarter was 2.5 times and the fixed charge coverage ratio was 2.2 times compared with 2.5 and 2.1 times, respectively, for the quarter ended June 30, 2005.
Of the $390.0 million of debt outstanding at September 30, 2005, $347.0 million was fixed-rate debt with a weighted average interest rate of 5.8% and a weighted average maturity of 5.4 years. The remaining $43.0 million was floating-rate debt that represented borrowings on the Company’s revolving credit facility, with a weighted average interest rate of 5.2% and a weighted average maturity of 1.3 years.
Common Stock Offering
The Company completed an offering of 3,450,000 common shares, which closed on October 26, 2005, raising net proceeds of approximately $79 million. The Company used all of the net proceeds to pay down the majority of the balance on its revolving credit facility. The Company had borrowings outstanding on the credit facility of approximately $84 million prior to the repayment, including the borrowings for October acquisitions.
Refinancing
On July 18, 2005, the Company closed on a $100 million fixed-rate secured financing with Jackson National Life Insurance Company. The loan has a 10-year term with a fixed rate of 5.19%, with interest only payments for the first five years and 30-year amortization thereafter. Terms of the financing allow the Company to substitute collateral as long as certain debt service coverage and loan-to-value ratios are maintained. The loan is being funded in two stages, with the first $65 million funded at the initial closing. Proceeds from the first funding were used to repay all of the Company’s floating rate mortgage debt and to reduce the balance outstanding on its revolving credit facility. The Company incurred a $0.1 million charge associated with the write-off of unamortized financing cost from the retirement of debt. The second funding ($35 million) is expected to occur on or before December 31, 2005, with the proceeds being used to prepay a mortgage loan maturing in December 2007 that bears interest at 7.26%. The Company expects to incur one-time charges totaling approximately $3 million in the fourth quarter of 2005 related to the costs associated with prepaying this loan and writing off associated deferred financing costs.

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Five properties serve as the collateral for the first funding (Rumsey Center, Snowden Center, Greenbrier Technology Center II, Norfolk Business Center and Alexandria Corporate Park) and an additional two properties will be added to the collateral base with the second funding (Plaza 500 and Van Buren Business Park).
Amendment to Credit Facility
On October 12, 2005, the Company entered into a second amendment to its revolving credit facility, which increased the permitted borrowings under the revolving credit facility from $75 to $100 million, changed the maximum recourse debt covenant from $10 million to 10% of gross asset value, modified the process for adding eligible unencumbered properties to the unsecured corporate debt and removed a restriction regarding additional unsecured corporate debt.
Dividends
On October 12, 2005, the Company declared a dividend of $0.30 per common share for the third quarter ended September 30, 2005, representing the seventh consecutive increase in the Company’s quarterly dividend. The dividend, which equates to an annualized dividend of $1.20 per share, will be paid on November 10, 2005, to shareholders of record on October 31, 2005.
Earnings and FFO Guidance
The Company issued guidance for the fourth quarter ending December 31, 2005, and expects to report FFO per diluted share of $0.40 to $0.42 and net income per diluted share of $0.07 to $0.08. This guidance excludes the impact of prepaying debt as described above under “Refinancing,” which is expected to result in debt retirement and prepayment charges of approximately $3.0 million, or approximately $0.14 per diluted share, in the fourth quarter. The Company issued guidance for 2006 FFO of $1.80 to $1.95 per diluted share and net income of $0.40 to $0.50 per diluted share.
The 2006 guidance estimates assume acquisitions of $175 million to $275 million in 2006 at capitalization rates of 8.25% to 8.50%; portfolio occupancy rates of  92% to 94% (excluding 2000 Gateway Boulevard); minimal, if any, leasing activity at 2000 Gateway Boulevard during the year; G&A of approximately $9.5 million; a modest increase in interest rates and a common equity offering during the second half of the year.
The following presents a reconciliation of net income per diluted share to FFO per diluted share:

Guidance Range for Fourth Quarter 2005	Low Range	High Range
Net income per diluted share excluding debt retirement charges	$0.07	$0.08
Real estate depreciation and minority interest per diluted share	0.33	0.34

FFO per diluted share excluding debt retirement charges	0.40	0.42
Anticipated loss on early retirement of debt	(0.14)	(0.14)

FFO including debt retirement charges	$0.26	$0.28

Guidance Range for 2006	Low Range	High Range
Net income per diluted share	$0.40	$0.50
Real estate depreciation and minority interest per diluted share	1.40	1.45

FFO per diluted share	$1.80	$1.95

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Barry H. Bass, the Company’s chief financial officer, commented, “With our significant acquisition pace over the past three months and our outlook for the foreseeable future, it was important for us to maintain flexibility in our financial structure. The $100 million fixed-rate financing that we secured during the quarter, as well as our recently completed follow-on offering, further improved what is already a competitive advantage for First Potomac — our ability to quickly close on acquisition opportunities as a result of our extensive market knowledge and ready access to capital.”
Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Friday, October 28, 2005 at 11:00 a.m. EDT, to discuss third quarter results. The number to call for this interactive teleconference is (617) 213-8896. A replay of the conference call will be available through November 4, 2005 by dialing (617) 801-6888 and entering the confirmation number, 88149136.
The Company will also provide an online Web simulcast and rebroadcast of its 2005 third quarter conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, as well as www.streetevents.com and www.earnings.com on October 28, 2005, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue for 90 days.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company owns a 107-building portfolio totaling approximately 8.0 million square feet. The Company’s largest tenant is the U.S. Government. The Company has completed $524 million in acquisitions in 22 separate transactions since it completed its public offering in October 2003, including $184 million in acquisitions to date in 2005.

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Non-GAAP Financial Measures
Funds from Operations — Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with U.S. generally accepted accounting principles), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. The Company’s funds from operations calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.
NOI — The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s operating performance because it excludes general and administrative expenses, interest expense and depreciation and amortization thereby providing a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.
Same-Property NOI — The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)

Revenues:
Rental income	$16,556,995	$10,556,176	$46,551,037	$24,240,006
Tenant reimbursements and other	4,155,842	1,626,363	8,621,962	3,665,784

Total revenue	20,712,837	12,182,539	55,172,999	27,905,790

Operating expenses:
Property operating	3,288,410	2,191,897	9,443,162	5,034,896
Real estate taxes and insurance	1,640,483	1,122,437	4,558,974	2,585,263
General and administrative	2,053,561	1,184,121	5,691,135	3,287,779
Depreciation and amortization	6,612,825	3,811,330	17,517,539	8,961,169

Total operating expenses	13,595,279	8,309,785	37,210,810	19,869,107

Operating income	7,117,558	3,872,754	17,962,189	8,036,683

Other expenses (income):
Interest expense	5,493,088	3,327,609	14,682,081	7,844,370
Interest and other income	(41,136)	(107,749)	(78,321)	(171,880)

Total other expenses	5,451,952	3,219,860	14,603,760	7,672,490

Income from continuing operations before minority interests and discontinued operations	1,665,606	652,894	3,358,429	364,193

Minority interests	(104,121)	(66,806)	(232,286)	(34,374)

Income from continuing operations	1,561,485	586,088	3,126,143	329,819

Income from discontinued operations	—	71,073	—	98,866

Net income	1,561,485	657,161	3,126,143	428,685

Depreciation and amortization of real estate assets	6,612,825	3,811,330	17,517,539	8,961,169
Discontinued operations depreciation and amortization	—	50,658	—	180,240
Minority interests	104,121	66,806	232,286	34,374

Funds from operations (FFO)	$8,278,431	$4,585,955	$20,875,968	$9,604,468

Weighted average common shares outstanding — basic	16,539,621	14,154,000	15,747,688	10,648,599
Weighted average common shares outstanding — diluted	16,779,741	14,283,720	15,952,463	10,768,305
Basic and diluted net income per share:
Income from continuing operations	$0.09	$0.04	$0.20	$0.03
Income from discontinued operations	—	0.01	—	0.01

Net income	$0.09	$0.05	$0.20	$0.04

Weighted average common shares and units outstanding — basic FFO	17,654,981	15,550,523	16,863,048	12,045,122
Weighted average common shares and units outstanding — diluted FFO	17,895,101	15,680,243	17,067,823	12,164,828
FFO per share — basic	$0.47	$0.29	$1.24	$0.80
FFO per share — diluted	$0.46	$0.29	$1.22	$0.79

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	September 30, 2005
	(unaudited)	December 31, 2004

Assets:
Rental property, net	$582,202,626	$463,936,562
Cash and cash equivalents	3,940,751	2,532,269
Escrows and reserves	8,131,368	6,301,465
Accounts and other receivables, net of allowance for doubtful accounts of $423,146 and $147,649, respectively	3,904,818	2,767,879
Accrued straight-line rents, net of allowance for doubtful accounts of $26,926 and $18,209 respectively	3,288,353	2,309,576
Deferred costs, net	5,781,966	4,196,229
Prepaid expenses and other assets	5,716,248	2,023,823
Intangible assets, net	26,556,614	26,008,351

Total assets	$639,522,744	$510,076,154

Liabilities:
Mortgage loans	$347,043,142	$259,039,281
Credit facility	43,000,000	39,679,912
Accounts payable and accrued expenses	4,549,254	4,058,025
Accrued interest	1,611,766	799,974
Rents received in advance	2,487,391	1,744,022
Tenant security deposits	3,481,918	2,804,287
Deferred market rent	6,117,137	5,266,728

Total liabilities	408,290,608	313,392,229

Minority interests	14,525,472	18,991,052

Shareholders’ equity:
Common shares, $0.001 par value, 100,000,000 shares authorized: 16,536,755 and 14,154,000 shares issued and outstanding, respectively	16,537	14,154
Additional paid-in capital	258,152,870	209,268,156
Deficit	(41,462,743)	(31,589,437)

Total shareholders’ equity	216,706,664	177,692,873

Total liabilities and shareholders’ equity	$639,522,744	$510,076,154

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Total revenue	$20,712,837	$12,182,539	$55,172,999	$27,905,790
Property operating expenses	3,288,410	2,191,897	9,443,162	5,034,896
Real estate taxes and insurance	1,640,483	1,122,437	4,558,974	2,585,263

NOI	15,783,944	8,868,205	41,170,863	20,285,631

Less: Non same-property NOI and termination fee income	(8,781,514)	(2,480,010)	(22,997,740)	(3,646,863)

Same-property NOI(1) — accrual basis	7,002,430	6,388,195	18,173,123	16,638,768
Straight-line revenue, net	(47,148)	(77,001)	(110,244)	(173,817)
Deferred market rental revenue	(32,857)	(72,612)	(158,023)	(265,839)

Same-property NOI — cash basis	$6,922,425	$6,238,582	$17,904,856	$16,199,112

Same-property NOI growth — accrual basis	9.6%		9.2%
Same-property NOI growth — cash basis	11.0%		10.5%

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same properties for the year to date periods compared include Plaza 500, Van Buren Business Park, 6600 Business Parkway, 13129 Airpark Road, 4200 and 4212 Technology Court, Newington Business Park Center, Crossways Commerce Center I, Crossways Commerce Center II, the Coast Guard Building, Rumsey Center, Snowden Center, Greenbrier Technology Center, Norfolk Business Center, Virginia Center, Interstate Plaza and Alexandria Corporate Park. The three months ended September 30, 2005 and 2004 includes the above properties as well as Herndon Corporate Center, and Aquia Commerce Center.

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